Exhibit 99.1
                             AURORA GOLD CORPORATION

NEWS RELEASE 05-2007                                              April 27, 2007

                                                                Trading Symbols:
CUSIP No.:         051642106                                   NASD OTC BB: ARXG
WKN: (Germany)     904846                            FRANKFURT: A4G.FSE, A4G.ETR
                                                          BERLIN-BREMEN: A4G.BER

                                  NEWS RELEASE
                                  ------------

The Board of Aurora Gold Corporation is pleased to announce Board changes Balcatta, WA, Australia, - April 27, 2007 - (NASD OTC BB: "ARXG"; FRANKFURT:
"A4G.FSE",  "A4G.ETR";  BERLIN-BREMEN:  "A4G.BER")  The  Board  of  Aurora  Gold
Corporation (the "Company", "Aurora Gold") is pleased to announce the appointment of Mr. Lars Pearl as President and Chief Executive Officer and Mr. Michael Montgomery to the board of directors and the resignation of Mr. Klaus Eckhof as President, Chief Executive Officer and director and the resignation of Mr. Antonino Cacace as a director.

Mr. Pearl is a geologist and has been involved in the mining industry for 22 years with experience in mining and exploration in Australia, Africa, South America, Russia and Kazakhstan. Mr. Pearl has been a consultant to Aurora Gold Corporation for the past 2 years and is currently President and Chief Executive Officer of Cigma Metals Corporation, a mineral exploration company with interests in Russia and Kazakhstan.

Mr. Montgomery is a geologist and has over 18 years' experience in the minerals sector. He has held senior positions in both exploration and operations with companies such as Consolidated Minerals, Goldfields Australia and KCGM (Barrick 50% Newmont 50% JV). Mr. Montgomery has worked with a diverse range of commodities including gold, copper, diamonds, nickel, manganese, chromite and iron ore. He has undertaken post-graduate studies in mineral economics and mine planning and is a member of AusIMM.

The Company advises that Mr. Klaus Eckhof has resigned as President, Chief Executive Officer and Director of the Company effective May 18, 2007. Mr. Eckhof leaves to pursue other business opportunities, and leaves the company in a period of consolidation as the Company plans to move into a production phase. The Board would like to acknowledge the significant contribution Mr. Eckhof has made to the Company since he was appointed as CEO and President in 2005 and wishes him well in his future endeavors.

Also, the Company advises that Mr. Antonino Cacace has resigned as a director of the Company as of April 20, 2007 after serving as a director since 1995. The Board wishes to thank Mr. Cacace for his valuable contribution to the Company.

The Company intends to fast track its Molly resource into feasibility and simultaneously tests the Sao Joao deposit for a series of high-grade gold veins to compliment the Molly resource.

Aurora Gold is a mineral exploration company focusing on the exploration and development of its 7 exploration properties in the Tapajos Gold Province, State of Para, Brazil. The project areas were selected due to their proximity to known gold occurrences and from historical records of gold production. The lithologies associated with the projects are similar to those that have proven to be the host of significant gold occurrences elsewhere in the Tapajos. Aurora Gold's stock trades on the following exchanges under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt Exchange and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.

ON  BEHALF  OF  THE  BOARD

"Cameron  Richardson"

Cameron  Richardson
Chief  Financial  Officer  and  Director


CAUTIONARY  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us. Forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.
                                                          ------------------

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.